UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2006

Varian Semiconductor Equipment Associates, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25395	77-0501994
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

35 Dory Road, Gloucester, MA	01930
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 282-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2006, the Board of Directors (the “Board”) of Varian Semiconductor Equipment Associates, Inc. (the “Company”) adopted a form of Deferred Stock Units Agreement pursuant to which Other Stock Unit Awards (as defined in the 2006 Stock Incentive Plan, (the “Plan”)) consisting of deferred stock units may be issued to directors of the Company under the Plan.

The form of Deferred Stock Units Agreement provides that:

•	the Company will grant deferred stock units (“DSUs”), with each DSU representing the right to receive one share of the Company’s common stock, $0.01 par value per share to the recipient of the Other Stock Unit Award;

•	such DSUs will be fully vested as of the date of grant; and

•	the Company will distribute all of the shares represented by the DSUs to the recipient on (or as soon as administratively practicable following) the earlier of (i) the third anniversary of the grant date of the DSUs or (ii) the date on which the recipient ceases to be a member of the Board for any reason.

The foregoing description of the form of Deferred Stock Units Agreement is qualified in its entirety by reference to the actual form of Deferred Stock Units Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Document
10.1	Form of Deferred Stock Units Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

Date: March 17, 2006	By:	/s/ Robert J. Halliday
Robert J. Halliday Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Form of Deferred Stock Units Agreement